UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  May 4, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-7935	95-1528961
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

International Rectifier Corporation (the “Company”) previously reported entering into a certain Credit Agreement (the “Revolver Agreement”), dated as of November 6, 2006, among the Company, certain lenders and JPMorgan Chase Bank, National Association (“JPMorgan”), as Administrative Agent (such lenders and JPMorgan, together, the “Revolver Banks”), providing for, among other things, a revolving credit facility with total commitments in the principal amount of $150,000,000.  On May 4, 2007, the Company and the Revolver Banks entered into an Amendment No. 1 to the Revolver Agreement (“Revolver Amendment”), providing for the Revolver Banks’ agreement that, in light of the ongoing previously disclosed investigation, conducted at the request of the Audit Committee of its Board of Directors by independent investigators hired by outside legal counsel, the Company will not be deemed in default in respect of certain representations, warranties and reporting requirements during a period ending not later than June 27, 2007 (“Amendment Period’’). During such period, the Revolving Lenders will be entitled to assert that lending conditions under the Revolver Agreement have not been satisfied in respect of credit extensions with certain exceptions. A copy of such Revolver Amendment is attached as Exhibit 99.1 hereto.

Additionally, the Company previously reported that it had entered into a certain Continuing Guaranty, dated June 27, 2006 (“Guaranty”), in favor of Bank of America, N.A. (“Bank of America”), to guarantee the payment and performance of obligations by International Rectifier Southeast Asia Pte. Ltd., a subsidiary of the Company (“IR Singapore”), in connection with a Credit Agreement dated June 27, 2006 (the “Credit Agreement”), between IR Singapore and Bank of America as administrative agent and sole initial lender.  The Company and the current lenders under the Credit Agreement entered into a certain Amendment No. 1 to the Guaranty (“Guaranty Amendment”), dated May 4, 2007, which provides that the Company will not be deemed in default in respect of the representations, warranties and reporting requirements which are incorporated by reference in the Guaranty from the Revolver Agreement during the Amendment Period.  A copy of such Guaranty Amendment is attached as Exhibit 99.2 hereto.

At May 4, 2007, the Company had no borrowings and approximately $4.3 million in letters of credit outstanding under the Revolver Agreement.  Additionally, at May 4, 2007, approximately $55 million was outstanding under the Credit Agreement.  The Company believes it appropriate to have credit facilities available to meet working capital and other needs that may arise although it currently does not anticipate accessing those facilities over the near term other than within the limits set out in Revolver Amendment.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the Revolver Amendment and the Guaranty Amendment which are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by this reference.

Cautionary Information Regarding Forward-looking Statements

This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate” and “believe.” Such forward-looking statements include, among other things, our statement that the Company does not anticipate accessing its credit facilities under its revolving credit line over the near term other than within the limits set out in Revolver Amendment. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company’s actual results include unanticipated needs for working capital or credit facilities beyond the Company’s current financial resources and the effects of other various risk factors and uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports (not including financial information) on Forms 10-K and 10-Q. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description

99.1

Amendment No. 1, executed and delivered as of May 4, 2007, by and among International Rectifier Corporation, a Delaware corporation (“IRC”), JPMorgan Chase Bank, National Association, as administrative agent, and the other lender parties, with respect to that certain Credit Agreement, dated November 6, 2006, among IRC, the lenders described therein, Bank of America, N.A. as Syndication Agent and HSBC Bank USA, National Association and Deutsche Bank AG New York Branch as Co-Documentation Agents and JPMorgan Chase Bank, National Association, as administrative agent.

99.2

Amendment No. 1, executed and delivered as of May 4, 2007, by and among International Rectifier Corporation, a Delaware corporation (“IRC”), Bank of America, N.A., as administrative agent, with respect to that certain Continuing Guaranty, dated June 27, 2006, executed by IRC in favor of Bank of America, N.A. and the other lenders in connection with that certain Credit Agreement dated as of June 27, 2006, by and among International Rectifier Southeast Asia Pte. Ltd., a company organized under the laws of Singapore, Bank of America, N.A. as administrative agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2007	INTERNATIONAL RECTIFIER CORPORATION

	By	/s/ Donald R. Dancer
Name: Donald R. Dancer
Title: Secretary and General Counsel